Exhibit 10.12

     1.     Laurus  Master  Fund,  Ltd.

                          825 Third Avenue, 14th Floor
     2.     New  York,  New  York,  10022



                                                                  April 27, 2004

Sequiam  Corporation
Address: 300 Sunport Lane
Orlando, FL 32809




               Re:     Incremental Funding
                       -------------------


     Reference is made to that certain Securities Purchase Agreement, dated as of April 27, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), between Sequiam Corporation, a California corporation ("Sequiam"), and Laurus Master Fund, Ltd. ("Laurus"), pursuant to which Sequiam issued to Laurus a Secured Convertible Term Note in the aggregate principal amount of Two Million Dollars ($2,000,000) (as amended, modified or supplemented from time to time, the "Note"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement or the Note, as applicable.

     In connection with the foregoing and subject to the conditions set forth herein, Laurus hereby agrees to make available to Sequiam additional financing in an aggregate principal amount of up to $1,000,000 (One Million Dollars) (such amount, the "Incremental Funding Amount") in one installment, so long as (i)
Sequiam has given Laurus ten (10) business days prior written notice (or such shorter period as is acceptable to Laurus) of its desire to incur the Incremental Funding Amount (a "Funding Request"), (ii) Sequiam has paid to Laurus such other fees and expenses (including legal fees and expenses) then due and payable to Laurus in connection with either the Purchase Agreement, any Related Agreement, or the Incremental Funding Amount, (iii) no Event of Default has occurred and is continuing beyond any applicable cure period under the Purchase Agreement or any Related Agreement, (iv) Sequiam has a sufficient number of authorized shares of its Common Stock that would be required to be registered to permit the full conversion by Laurus at the applicable Fixed Conversion Price of the Incremental Funding Amount (as defined below) into freely tradeable shares of the Company's Common Stock, (v) the Incremental Funding Documents (as defined below) have been delivered to Laurus in form and substance satisfactory to Laurus, and (vi) either (x) (A) the average closing


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price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding the delivery of the respective Funding Request was greater than or equal to 130% of the Fixed
Conversion Price at such time and (B) either (I) an effective current Registration Statement (as defined in the Registration Rights Agreement dated as of the date hereof by and between the Sequiam and Laurus) covering the shares of Common Stock to be issued in connection with the conversion of the principal, interest and fees owed under the Note and the exercise of the Warrant exists or
(II) an exemption from registration of the Common Stock is available to pursuant to Rule 144 of the Securities Act or (y) (A) the aggregate amount of revenue generated by Sequiam and its Subsidiaries for the two fiscal months of Sequiam ended prior to the delivery of the respective Funding Request equals or exceeds $333,333 for each such fiscal month and (B) Sequiam shall have delivered to Laurus unaudited income statements for each fiscal month of Sequiam referred to in the preceding clause (A) reflecting a revenue amount in excess of $333,333 for each such fiscal month (the calculation of which revenue amount shall be reasonably satisfactory to Laurus), together with such other information and/or documentation reasonably requested by Laurus, in each case certified by the chief financial officer of Sequiam as being true and correct.

     Prior to the disbursement of the Incremental Funding Amount, Sequiam shall deliver to Laurus the following documents in substantially the form delivered to Laurus on the date hereof in connection with the issuance of the Note and otherwise in form and substance satisfactory to Laurus (the following documents collectively referred to herein as the "Incremental Funding Documents):

     (i) a Securities Purchase Agreement with respect to the Incremental Funding Amount;

     (ii) a Secured Convertible Term Note in the aggregate principal amount of the Incremental Funding Amount (it being understood and agreed that the initial Fixed Conversion Price with respect to the amounts outstanding in connection with the Incremental Funding Amount shall be an amount equal to the average closing price of the Company's Common Stock for the twenty (20) trading days immediately prior to the date of the funding of the Incremental Funding Amount; provided that such initial Fixed Conversion Price shall not exceed 110% of the closing price of the Company's Common Stock on the day immediately preceding such funding date);

    (iii) a Registration Rights Agreement for the shares of Common Stock into which the Incremental Funding Amount (together with all interest and fees that may be incurred in connection therewith) is convertible into;

     (iv) a Warrant to purchase (x) in the event that the Incremental Funding Amount is equal to $1,000,000, 333,334 shares of Common Stock or (y) in the event that the Incremental Funding Amount is less than $1,000,000, a proportionate amount of shares of Common Stock at the coverage rate set forth in the preceding clause (x); and


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     (v)  such  other  documentation  (including,  without limitation, corporate resolutions  and  legal  opinions)  reasonably  requested  by  Laurus.

     Sequiam shall not be liable to Laurus for any additional administrative fees associated with the Incremental Funding Amount except for the legal fees incurred in preparation of the Incremental Funding Documents to be delivered by Sequiam upon disbursement of the Incremental Funding Documents.

     This is not and shall not be deemed to be a binding agreement by Laurus to honor any Funding Request except as set forth herein. Laurus's obligation to fund the Incremental Funding Amount shall be subject to the execution and delivery by Sequiam (and its Subsidiaries, if applicable) of agreements and other documentation required by Laurus in its sole discretion, exercised reasonably, in accordance with the terms and conditions set forth herein. This letter agreement shall automatically terminate, unless extended by Laurus in writing, if Sequiam does not satisfy the conditions to the incurrence of the Incremental Funding Amount set forth herein by May 1, 2005.

     This letter (and your rights and obligations hereunder and thereunder) shall not be assignable by Sequiam to any person or entity without the prior written consent of Laurus (and any purported assignment without such consent shall be null and void). This letter may not be amended or waived except by an instrument in writing signed by Sequiam and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

     EACH OF SEQUIAM AND LAURUS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE
FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY.

                               *     *     *     *


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     IN  WITNESS  WHEREOF, the parties have executed this letter agreement as of the  first  date  written  above.


                         SEQUIAM  CORPORATION


                         By:________________________
                         Name:
                         Title:

                         LAURUS  MASTER  FUND,  LTD.


                         By:________________________
                         Name:
                         Title:


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